Exhibit 99.1

CHARLES & COLVARD ANNOUNCES

PROPOSED OFFERING OF COMMON STOCK

RESEARCH TRIANGLE PARK, N.C. – June 6, 2019 – Charles & Colvard, Ltd. (Nasdaq: CTHR), the original and leading worldwide source of created moissanite, today announced that it intends to offer and sell newly issued shares of its common stock in a proposed underwritten public offering. All of the shares in the offering will be sold by Charles & Colvard. In addition, the Company intends to grant the underwriters in the offering a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. The Company intends to use the net proceeds from this offering for marketing and for general corporate and working capital purposes.

Roth Capital Partners is acting as the sole manager for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The shares are being offered by Charles & Colvard pursuant to an effective shelf registration statement on Form S-3 (File No. 333-225042) that was previously filed with the Securities and Exchange Commission (SEC) on May 18, 2018. A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering may be obtained, when available, by contacting Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, by telephone at (800) 678-9147 or by email at rothecm@roth.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Charles & Colvard, Ltd. (Nasdaq: CTHR) is an e-commerce-driven business that utilizes innovative technology and sustainable practices to develop products for the jewelry industry that include lab-created moissanite, a rare gemstone formed from silicon carbide. Charles & Colvard is based in the Research Triangle Park, North Carolina.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future, projections relating to our products, sales, revenues, and earnings, and statements regarding the terms of the offering or its completion, if at all, are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; intense competition in the worldwide gemstone and jewelry industry; the financial condition of our major customers and their willingness and ability to market our products; dependence on a limited number of distributor and retail partners in our Traditional segment; our ability to maintain compliance with The Nasdaq Stock Market’s continued listing requirements; dependence on our exclusive supply agreement with Cree, Inc. for the supply of our silicon carbide, or SiC, crystals; general economic and market conditions; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; the potential impact of seasonality on our business; the impact of natural disasters on our operations; the pricing of precious metals, which is beyond our control; the impact of significant changes in e-commerce opportunities, technology, or models; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; our current customers’ potential perception of us as a competitor in the finished jewelry business; risks of conducting business internationally; the potential adverse effect of December 2017 U.S. tax legislation; our ability to protect our intellectual property; the potential adverse impact of negative or inaccurate social media commentary; the failure to evaluate, implement, and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the SEC, including our Transition Report on Form 10-KT for the transition period ended June 30, 2018 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete

Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Jenny Kobin

Investor Relations

800-695-0650

Jenny.Kobin@IRAdvisory.com